Exhibit 99.1

AMERICOLD REALTY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Atlanta, GA, February 20, 2020 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter and year ended December 31, 2019.

Fred Boehler, President and Chief Executive Officer of Americold Realty Trust, stated, “Our full year 2019 results reflect the continued execution of our strategy to drive long-term cash flow growth and shareholder value. We did this in three ways: by organically growing our core business, by completing and integrating strategic acquisitions, and by developing advanced temperature-controlled warehouses. We drove organic growth in our same store portfolio and realized total revenue growth and NOI growth of 3.5% and 5.1%, respectively, on a constant currency basis by leveraging the Americold Operating System. We completed $1.4 billion of strategic acquisitions during 2019 and delivered advanced temperature-controlled expansions in Chicago, Chesapeake and North Little Rock, while making significant progress at our ongoing development projects in Savannah and Atlanta. Through these actions, we grew the portfolio by 17% in 2019, to over one billion refrigerated cubic feet, while maintaining a low leveraged, flexible balance sheet. We also earned industry-leading recognition for the energy efficiency of our portfolio.”

Mr. Boehler continued, “We are off to a strong start in 2020, having completed our previously announced platform acquisition of Nova Cold in Canada, and enhanced our market position in the upper midwest through the acquisition of Newport Cold Storage. We are excited to announce two additional growth projects including our customer driven expansion in Auckland, NZ and our investment in SuperFrio, a leading temperature-controlled operator in Brazil, via a strategic joint venture with Patria. These investments, combined with the Americold operating platform will enhance our ability to serve our customers, drive stable cash flow growth, and create long term value for our shareholders.”

Fourth Quarter and Full Year 2019 Highlights

•	Total revenue increased 16.9% to $486.0 million for the fourth quarter 2019; Total revenue increased 11.2% to $1.78 billion for the full year 2019.

•	Total NOI increased 26.8% to $137.8 million for the fourth quarter 2019; Total NOI increased 17.9% to $478.3 million for the full year 2019.

•
Core EBITDA increased 28.8% to $109.1 million, or 29.6% on a constant currency basis, for the fourth quarter 2019; Core EBITDA increased 19.7% to $367.1 million, or 21.0% on a constant currency basis, for the full year 2019.

•	Net income of $20.8 million, or $0.10 per diluted common share for the fourth quarter 2019; Net income of $48.2 million, or $0.26 per diluted common share for the full year 2019.

•	Core FFO of $64.6 million, or $0.33 per diluted common share for the fourth quarter 2019; Core FFO of $219.7 million, or $1.19 per diluted common share for the full year 2019.

•	AFFO of $59.7 million, or $0.30 per diluted common share for the fourth quarter 2019; AFFO of $214.5 million, or $1.17 per diluted common share for the full year 2019.

•	Global Warehouse segment revenue increased 25.6% to $383.8 million for the fourth quarter 2019; Global Warehouse segment revenue increased 17.0% to $1.38 billion for the full year 2019.

•	Global Warehouse segment NOI increased 28.9% to $129.5 million for the fourth quarter 2019; Global Warehouse segment NOI increased 19.5% to $447.6 million for the full year 2019.

•
Global Warehouse segment same store revenue grew 3.4%, or 4.5% on a constant currency basis, with same store segment NOI improving 9.1%, or 10.0% on a constant currency basis for the fourth quarter 2019. Global Warehouse segment same store revenue grew 1.9%, or 3.5% on a constant currency basis, with same store segment NOI improving 3.9%, or 5.1% on a constant currency basis, in each case, for the full year 2019.

•	Completed the acquisition of MHW Group on November 19, 2019 for a total purchase price $54.2 million, consisting of two facilities in Pennsylvania and Maryland

•	Announced the acquisition of Nova Cold for CAD $337 million, which subsequently closed on January 2, 2020.

Fourth Quarter 2019 Total Company Financial Results
Total revenue for the fourth quarter of 2019 was $486.0 million, a 16.9% increase from the same quarter of the prior year. This growth was driven by the incremental revenue from the 2019 acquisitions, contractual rate escalations and growth in fixed commitment storage contracts. Additionally, the launch of the Chicago expansion and the stabilization of the Middleboro, MA facility also contributed to this growth. These factors were partially offset by the translation impact of the strengthening US dollar.

For the fourth quarter of 2019, the Company reported net income of $20.8 million, or $0.10 per diluted share, compared to $2.7 million for the same quarter of the prior year.

Total NOI for the fourth quarter of 2019 was $137.8 million, an increase of 26.8% from the same quarter of the prior year.

Core EBITDA was $109.1 million for the fourth quarter of 2019, compared to $84.7 million for the same quarter of the prior year. This reflects a 28.8% increase over prior year, or 29.6% on a constant currency basis, largely impacted by increased Core EBITDA from acquisitions and organic growth. Core EBITDA margin increased by 208 basis points to 22.4%. This growth and margin improvement was driven by the previously discussed items combined with disciplined cost controls through the Americold Operating System of power and facility related costs, partially offset by the translation impact of the strengthening US dollar, and startup costs related to the Chicago development project.

For the fourth quarter of 2019, Core FFO was $64.6 million, or $0.33 per diluted share, compared to $53.2 million for same quarter of the prior year. The year-over-year increase is driven primarily by increased FFO as a result of acquisitions.

For the fourth quarter of 2019, AFFO was $59.7 million, or $0.30 per diluted share, compared to $49.3 million for same quarter of the prior year. AFFO excludes certain expenses and income items that do not represent core expenses and income streams.

Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Fourth Quarter 2019 Global Warehouse Segment Results
For the fourth quarter of 2019, Global Warehouse segment revenue was $383.8 million, an increase of $78.3 million, or 25.6%, compared to $305.5 million for the fourth quarter of 2018. This growth was driven by the incremental revenue from the 2019 acquisitions as well as the same revenue growth factors mentioned above.

Warehouse segment NOI was $129.5 million for the fourth quarter of 2019, which reflects growth of 28.9%. Global Warehouse segment margin was 33.8% for the fourth quarter of 2019, an 86 basis point increase compared to the same quarter of the prior year. The year-over-year growth was driven by incremental NOI from the 2019 acquisitions, the previously mentioned revenue trends, continued portfolio management and cost controls through the Americold Operating System of our power and facility related costs.

The following tables summarize the global warehouse and same store financial results and metrics for the quarter and year ended December 31, 2019 and 2018:

	Three Months Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	167		144	n/a	n/a
Global Warehouse revenue:
Rent and storage	$158,105	$159,221	$133,650	18.3%	19.1%
Warehouse services	225,673	227,806	171,808	31.4%	32.6%
Total revenue	$383,778	$387,027	$305,458	25.6%	26.7%
Global Warehouse contribution (NOI)	$129,547	$130,413	$100,491	28.9%	29.8%
Global Warehouse margin	33.8%	33.7%	32.9%	86 bps	80 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average physical occupied pallets	3,045	n/a	2,564	18.8%	n/a
Average economic occupied pallets	3,185	n/a	2,663	19.6%	n/a
Average physical pallet positions	3,833	n/a	3,182	20.5%	n/a
Physical occupancy percentage	79.5%	n/a	80.6%	-112 bps	n/a
Economic occupancy percentage	83.1%	n/a	83.7%	-60 bps	n/a
Total rent and storage revenue per physical occupied pallet	$51.92	$52.28	$52.13	(0.4)%	0.3%
Total rent and storage revenue per economic occupied pallet	$49.64	$49.99	$50.18	(1.1)%	(0.4)%
Global Warehouse same store services metrics:
Throughput pallets	8,229	n/a	6,963	18.2%	n/a
Total warehouse services revenue per throughput pallet	$27.43	$27.68	$24.67	11.2%	12.2%

SAME STORE WAREHOUSE
Number of same store warehouses	137		137	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$130,295	$131,370	$128,990	1.0%	1.8%
Warehouse services	177,345	179,458	168,501	5.2%	6.5%
Total same store revenue	$307,640	$310,828	$297,491	3.4%	4.5%
Global Warehouse same store contribution (NOI)	$106,954	$107,832	$98,001	9.1%	10.0%
Global Warehouse same store margin	34.8%	34.7%	32.9%	182 bps	175 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average physical occupied pallets	2,471	n/a	2,471	—%	n/a
Average economic occupied pallets	2,597	n/a	2,566	1.2%	n/a
Average physical pallet positions	3,070	n/a	3,074	(0.1)%	n/a
Physical occupancy percentage	80.5%	n/a	80.4%	10 bps	n/a
Economic occupancy percentage	84.6%	n/a	83.5%	112 bps	n/a
Same store rent and storage revenue per physical occupied pallet	$52.73	$53.16	$52.19	1.0%	1.9%
Same store rent and storage revenue per economic occupied pallet	$50.18	$50.59	$50.27	(0.2)%	0.6%
Global Warehouse same store services metrics:
Throughput pallets	6,770	n/a	6,793	(0.3)%	n/a
Same store warehouse services revenue per throughput pallet	$26.20	$26.51	$24.81	5.6%	6.9%

	Three Months Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	30		7	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$27,810	$27,851	$4,660	n/r	n/r
Warehouse services	48,328	48,348	3,307	n/r	n/r
Total non-same store revenue	$76,138	$76,199	$7,967	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$22,593	$22,581	$2,490	n/r	n/r
Global Warehouse non-same store margin	29.7%	29.6%	31.3%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average physical occupied pallets	574	n/a	92	n/r	n/a
Average economic occupied pallets	588	n/a	97	n/r	n/a
Average physical pallet positions	762	n/a	107	n/r	n/a
Physical occupancy percentage	75.3%	n/a	85.8%	n/r	n/a
Economic occupancy percentage	77.2%	n/a	90.8%	n/r	n/a
Non-same store rent and storage revenue per physical occupied pallet	$48.43	$48.50	$50.58	(4.3)%	(4.1)%
Non-same store rent and storage revenue per economic occupied pallet	$47.26	$47.33	$47.80	(1.1)%	(1.0)%
Global Warehouse non-same store services metrics:
Throughput pallets	1,459	n/a	170	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$33.13	$33.14	$19.43	70.5%	70.6%

	Year Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	167		144	n/a	n/a
Global Warehouse revenue:
Rent and storage	$582,509	$589,402	$514,755	13.2%	14.5%
Warehouse services	794,708	806,792	662,157	20.0%	21.8%
Total revenue	$1,377,217	$1,396,194	$1,176,912	17.0%	18.6%
Global Warehouse contribution (NOI)	$447,591	$452,028	$374,534	19.5%	20.7%
Global Warehouse margin	32.5%	32.4%	31.8%	68 bps	55 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average physical occupied pallets	2,728	n/a	2,458	11.0%	n/a
Average economic occupied pallets	2,865	n/a	2,565	11.7%	n/a
Average physical pallet positions	3,604	n/a	3,193	12.9%	n/a
Physical occupancy percentage	75.7%	n/a	77.0%	-129 bps	n/a
Economic occupancy percentage	79.5%	n/a	80.3%	-81 bps	n/a
Total rent and storage revenue per physical occupied pallet	$213.52	$216.05	$209.41	2.0%	3.2%
Total rent and storage revenue per economic occupied pallet	$203.29	$205.69	$200.72	1.3%	2.5%
Global Warehouse same store services metrics:
Throughput pallets	30,090	n/a	26,945	11.7%	n/a
Total warehouse services revenue per throughput pallet	$26.41	$26.81	$24.57	7.5%	9.1%

SAME STORE WAREHOUSE
Number of same store warehouses	136		136	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$499,151	$505,811	$495,130	0.8%	2.2%
Warehouse services	668,673	680,640	650,806	2.7%	4.6%
Total same store revenue	$1,167,824	$1,186,451	$1,145,936	1.9%	3.5%
Global Warehouse same store contribution (NOI)	$380,572	$384,988	$366,188	3.9%	5.1%
Global Warehouse same store margin	32.6%	32.4%	32.0%	63 bps	49 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage:
Average physical occupied pallets	2,284	n/a	2,347	(2.6)%	n/a
Average economic occupied pallets	2,414	n/a	2,447	(1.4)%	n/a
Average physical pallet positions	3,034	n/a	3,048	(0.4)%	n/a
Physical occupancy percentage	75.3%	n/a	77.0%	-171 bps	n/a
Economic occupancy percentage	79.5%	n/a	80.3%	-76 bps	n/a
Same store rent and storage revenue per physical occupied pallet	$218.50	$221.42	$211.01	3.5%	4.9%
Same store rent and storage revenue per economic occupied pallet	$206.81	$209.57	$202.30	2.2%	3.6%
Global Warehouse same store services:
Throughput pallets	26,149	n/a	26,422	(1.0)%	n/a
Same store warehouse services revenue per throughput pallet	$25.57	$26.03	$24.63	3.8%	5.7%

	Year Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	31		8	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$83,358	$83,591	$19,625	n/r	n/r
Warehouse services	126,035	126,152	11,351	n/r	n/r
Total non-same store revenue	$209,393	$209,743	$30,976	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$67,019	$67,040	$8,346	n/r	n/r
Global Warehouse non-same store margin	32.0%	32.0%	26.9%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage:
Average physical occupied pallets	444	n/a	112	n/r	n/a
Average economic occupied pallets	452	n/a	117	n/r	n/a
Average physical pallet positions	570	n/a	145	n/r	n/a
Physical occupancy percentage	77.9%	n/a	76.9%	n/r	n/a
Economic occupancy percentage	79.3%	n/a	80.7%	n/r	n/a
Non-same store rent and storage revenue per physical occupied pallet	$187.89	$188.41	$175.85	6.8%	7.1%
Non-same store rent and storage revenue per economic occupied pallet	$184.46	$184.98	$167.62	10.0%	10.4%
Global Warehouse non-same store services:
Throughput pallets	3,941	n/a	523	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$31.98	$32.01	$21.72	47.2%	47.4%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2019, $251.1 million of the Company’s rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $243.9 million at the end of the third quarter of 2019 and $220.2 million at the end of 2018. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming acquisitions during 2019 occurred at the beginning of the year, 40.6% of rent and storage revenue were generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. At times, these customers may be paying for space that is not physically occupied. For the fourth quarter of 2019, economic occupancy for the total warehouse segment was 83.1% and warehouse segment same store pool was 84.6%, representing a 365 basis point and 410 basis point increase above physical occupancy, respectively. For the fourth quarter of 2019, physical occupancy for the total warehouse segment was 79.5% and warehouse segment same store pool was 80.5%.

Real Estate Portfolio
As of December 31, 2019, the Company’s portfolio consists of 178 facilities, two more than what was reported as of the third quarter 2019. The Company ended the fourth quarter of 2019 with 167 facilities in its Global Warehouse segment portfolio and 11 facilities in its Third-party managed segment portfolio. During the fourth quarter, the Company exited a leased facility within the campus of sites in Paisley, New Zealand and as a result moved it to the non-same store category. Additionally, the Company acquired two sites in connection with the MHW Acquisition, which were added to the non-same store category. The same store population consists of 137 facilities for the quarter ended December 31, 2019. The remaining 30 non-same store Warehouse facilities include the 26 facilities that were acquired in 2019, and four legacy facilities.

Balance Sheet Activity and Liquidity
At December 31, 2019, the Company had total liquidity of approximately $1.4 billion, including cash and capacity on its revolving credit facility and $136.3 million and $233.6 million of net proceeds available from its September 2018 and April 2019 equity forwards, respectively. Total debt outstanding was $1.9 billion (inclusive of $173.9 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 76% was in an unsecured structure. The Company has no material debt maturities until 2022, assuming the Company exercises the one-year extension option on its revolver. At quarter end, its net debt to pro forma Core EBITDA was approximately 4.2x. Of the Company’s total debt outstanding, $1.7 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.3 years and carries a weighted average contractual interest rate of 4.23%. As of December 31, 2019, 92% of the Company’s total debt outstanding was at a fixed rate, inclusive of interest rate swaps.

Dividend
On December 10, 2019, the Company’s Board of Trustees declared a dividend of $0.20 per share for the fourth quarter of 2019, which was paid on January 15, 2020 to common shareholders of record as of December 31, 2019.

2020 Outlook
The Company announced guidance for 2020 as follows:

•
Global warehouse segment same store revenue growth to range between 2 and 4 percent on an actual and constant currency basis and same store NOI growth to be 100 to 200 basis points higher than the associated revenue.

•	Managed and Transportation NOI is expected in the range of $28 to $31 million.

•	Selling, general and administrative expense is expected in the range of $135 to $140 million.

•	Current income tax expense of $11 to $13 million.

•	Deferred income tax benefit of $1 to $3 million.

•	Non-real estate depreciation and amortization expense of $66 to $68 million.

•	Total recurring maintenance capital expenditures is expected in the range of $65 to $75 million.

•	Development starts of $75 to $200 million.

•	Anticipated AFFO per share of $1.22 to $1.30.

•	Please refer to our supplemental for currency translation rates embedded in this guidance.
The Company’s guidance is provided for informational purposes based on current plans and assumptions as is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 20, 2020 at 5:00 p.m. Eastern Time to discuss fourth quarter and full year 2019 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13698379. The telephone replay will be available starting shortly after the call until March 5, 2020.

The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 178 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net income (loss) available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net income (loss) available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate and temperature-controlled warehouses in particular; defaults or non-renewals of contracts with customers; potential bankruptcy or insolvency of our customers; uncertainty of revenue, given the nature of our customer contracts; increased interest rates and operating costs; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financing; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; our failure to successfully integrate and operate acquired properties or businesses, including but not limited to: Cloverleaf Cold Storage, Lanier Cold Storage, MHW Group, Inc. and PortFresh Holdings, LLC; difficulties in identifying properties to be acquired and completing acquisitions; acquisition risks, including the failure of such acquisitions to perform in accordance with projections; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns in respect thereof; difficulties in expanding our operations into new markets, including international markets; our failure to maintain our status as a REIT; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; uncertainties and risks related to natural disasters and global climate change; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the potential dilutive effect of our common share offerings; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share; and risks related to our forward sale agreement entered into with Bank of America, N.A. in September 2018, as amended, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31, 2019	December 31, 2018
Assets
Property, buildings and equipment:
Land	$526,226	$385,232
Buildings and improvements	2,696,732	1,849,749
Machinery and equipment	817,617	577,175
Assets under construction	108,639	85,983
	4,149,214	2,898,139
Accumulated depreciation and depletion	(1,216,553)	(1,097,624)
Property, buildings and equipment – net	2,932,661	1,800,515

Operating lease right-of-use assets	77,723	—
Accumulated depreciation – operating leases	(18,110)	—
Operating leases – net	59,613	—

Financing leases:
Buildings and improvements	11,227	11,227
Machinery and equipment	76,811	49,276
	88,038	60,503
Accumulated depreciation – financing leases	(29,697)	(21,317)
Financing leases – net	58,341	39,186

Cash and cash equivalents	234,303	208,078
Restricted cash	6,310	6,019
Accounts receivable – net of allowance of $6,927 and $5,706 at December 31, 2019 and 2018, respectively	214,842	194,279
Identifiable intangible assets – net	284,758	25,056
Goodwill	318,483	186,095
Investments in partially owned entities	—	14,541
Other assets	61,372	58,659
Total assets	$4,170,683	$2,532,428

Liabilities and shareholders’ equity
Liabilities:
Borrowings under revolving line of credit	$—	$—
Accounts payable and accrued expenses	350,963	253,080
Mortgage notes, senior unsecured notes and term loan – net of deferred financing costs of $12,996 and $13,943 in the aggregate, at December 31, 2019 and 2018, respectively	1,695,447	1,351,014
Sale-leaseback financing obligations	115,759	118,920
Financing lease obligations	58,170	40,787
Operating lease obligations	62,342	—
Unearned revenue	16,423	18,625
Pension and postretirement benefits	12,706	16,317
Deferred tax liability – net	17,119	17,992
Multiemployer pension plan withdrawal liability	8,736	8,938
Total liabilities	2,337,665	1,825,673
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – authorized 250,000,000 shares; 191,799,909 and 148,234,959 issued and outstanding at December 31, 2019 and 2018, respectively	1,918	1,482
Paid-in capital	2,582,087	1,356,133
Accumulated deficit and distributions in excess of net earnings	(736,861)	(638,345)
Accumulated other comprehensive loss	(14,126)	(12,515)
Total shareholders’ equity	1,833,018	706,755
Total liabilities and shareholders’ equity	$4,170,683	$2,532,428

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenues:
Rent, storage and warehouse services	$383,778	$305,458	$1,377,217	$1,176,912
Third-party managed services	64,442	66,852	252,939	259,034
Transportation services	35,571	41,363	144,844	158,790
Other	2,193	2,144	8,705	8,899
Total revenues	485,984	415,817	1,783,705	1,603,635
Operating expenses:
Rent, storage and warehouse services cost of operations	254,231	204,967	929,626	802,378
Third-party managed services cost of operations	61,327	63,281	241,178	244,274
Transportation services cost of operations	30,706	36,956	126,777	143,055
Cost of operations related to other revenues	1,966	1,935	7,867	8,279
Depreciation, depletion and amortization	47,750	29,792	163,348	117,653
Selling, general and administrative	33,048	27,646	129,310	110,825
Acquisition, litigation and other	10,377	(832)	40,614	3,935
Impairment of long-lived assets	—	—	13,485	747
Loss (gain) from sale of real estate	—	901	34	(7,471)
Total operating expenses	439,405	364,646	1,652,239	1,423,675

Operating income	46,579	51,171	131,466	179,960

Other (expense) income:
Interest expense	(23,827)	(23,054)	(94,408)	(93,312)
Interest income	1,080	1,387	6,286	3,996
Bridge loan commitment fees	—	—	(2,665)	—
Loss on debt extinguishment and modifications	—	(26,174)	—	(47,559)
Foreign currency exchange gain (loss), net	76	(43)	10	2,882
Other (expense) income, net	(863)	(717)	(1,870)	(532)
Loss from investments in partially owned entities	—	(745)	(111)	(1,069)
Gain on sale of partially owned entities	—	—	4,297	—
Income before income tax (expense) benefit	23,045	1,825	43,005	44,366
Income tax (expense) benefit:
Current	(716)	(206)	(5,544)	467
Deferred	(1,520)	1,059	10,701	3,152
Total income tax (expense) benefit	(2,236)	853	5,157	3,619

Net income	$20,809	$2,678	$48,162	$47,985
Less distributions on preferred shares of beneficial interest - Series A	—	—	—	(1)
Less distributions on preferred shares of beneficial interest - Series B	—	—	—	(1,817)
Net income attributable to common shares of beneficial interest	$20,809	$2,678	$48,162	$46,167

Weighted average common shares outstanding – basic	192,393	148,592	179,598	141,415
Weighted average common shares outstanding – diluted	197,922	151,524	183,950	144,338

Net income per common share of beneficial interest - basic	$0.11	$0.02	$0.26	$0.31
Net income per common share of beneficial interest - diluted	$0.10	$0.02	$0.26	$0.31

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018
Net income (loss)	$20,809	$27,091	$4,891	$(4,629)	$2,678	$48,162	$47,985
Adjustments:
Real estate related depreciation and depletion	32,555	31,238	28,518	22,665	22,405	114,976	88,246
Net loss (gain) on sale of depreciable real estate	—	—	34	—	—	34	(7,471)
Net loss (gain) on asset disposals	237	7	—	138	913	382	(65)
Impairment charges on certain real estate assets	—	—	—	12,555	—	12,555	747
Real estate depreciation on China JV	—	232	269	289	398	790	1,202
NAREIT Funds from operations	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$130,644
Less distributions on preferred shares of beneficial interest	—	—	—	—	—	—	(1,817)
Funds from operations attributable to common shareholders	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$128,827
Adjustments:
Net loss (gain) on sale of non-real estate assets	227	212	167	(118)	110	488	(739)
Non-real estate impairment	—	—	930	—	—	930	—
Acquisition, litigation and other expenses, excluding 2018 RSU modification expense(a)	10,377	3,780	17,964	8,493	(834)	40,614	1,893
Stock-based compensation expense, IPO grants	492	777	556	607	1,433	2,432	4,208
Bridge loan commitment fees	—	—	2,665	—	—	2,665	—
Loss on debt extinguishment, modifications and termination of derivative instruments	—	—	—	—	26,174	—	47,559
Foreign currency exchange (gain) loss	(76)	43	83	(60)	43	(10)	(2,882)
Excise tax settlement	—	—	—	—	(128)	—	(128)
Alternative minimum tax receivable from TCJA	—	—	—	—	—	—	(3,745)
Gain from sale of partially owned entities	—	(4,297)	—	—	—	(4,297)	—
Core FFO applicable to common shareholders	$64,621	$59,083	$56,077	$39,940	$53,192	$219,721	$174,993
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,524	1,526	1,522	1,456	1,414	6,028	6,176
Amortization of below/above market leases	37	38	38	38	37	151	151
Straight-line net rent	(83)	(150)	(151)	(137)	(86)	(521)	(179)
Deferred income tax expense (benefit)	1,520	(7,809)	(3,352)	(1,060)	(1,059)	(10,701)	(3,152)
Stock-based compensation expense, excluding IPO grants	3,210	2,593	2,628	2,032	994	10,463	6,474
Non-real estate depreciation and amortization	15,194	13,828	11,919	7,431	7,387	48,372	29,407
Non-real estate depreciation and amortization on China JV	—	108	107	102	107	317	538
Recurring maintenance capital expenditures (b)	(26,307)	(16,772)	(10,734)	(5,487)	(12,652)	(59,300)	(43,975)
Adjusted FFO applicable to common shareholders	$59,716	$52,445	$58,054	$44,315	$49,334	$214,530	$170,433

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018

NAREIT Funds from operations	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$130,644
Funds from operations attributable to common shareholders	53,601	58,568	33,712	31,018	26,394	176,899	128,827
Core FFO applicable to common shareholders	64,621	59,083	56,077	39,940	53,192	219,721	174,993
Adjusted FFO applicable to common shareholders	$59,716	$52,445	$58,054	$44,315	$49,334	$214,530	$170,433

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	192,393	192,325	182,325	149,404	148,592	179,598	141,415
Dilutive stock options, unvested restricted stock units, equity forward contract	5,529	5,038	3,792	3,041	2,932	4,352	2,923
Weighted average dilutive shares	197,922	197,363	186,117	152,445	151,524	183,950	144,338

NAREIT FFO - basic per share	$0.28	$0.30	$0.18	$0.21	$0.18	$0.98	$0.91
NAREIT FFO - diluted per share	0.27	0.30	0.18	0.20	0.17	0.96	0.89

Core FFO - basic per share	0.34	0.31	0.31	0.27	0.36	1.22	1.24
Core FFO - diluted per share	0.33	0.30	0.30	0.26	0.35	1.19	1.21

Adjusted FFO - basic per share	0.31	0.27	0.32	0.30	0.33	1.19	1.21
Adjusted FFO - diluted per share	0.30	0.27	0.31	0.29	0.33	1.17	1.18

(a)
Refer to Acquisition, Litigation and Other summary for further details. The 2018 total excludes the $2.1 million RSU modification charge that is included within the Acquisition, litigation and other financial statement line item, thus amounts do not tie in total.

(b)
Recurring maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018
Net income (loss)	$20,809	$27,091	$4,891	$(4,629)	$2,678	$48,162	$47,985
Adjustments:
Depreciation, depletion and amortization	47,750	45,065	40,437	30,096	29,792	163,348	117,653
Interest expense	23,827	24,907	24,098	21,576	23,054	94,408	93,312
Income tax expense (benefit)	2,236	(6,975)	(906)	488	(853)	(5,157)	(3,619)
EBITDA	$94,622	$90,088	$68,520	$47,531	$54,671	$300,761	$255,331
Adjustments:
Net loss (gain) on sale of depreciable real estate	—	—	34	—	913	34	(7,471)
Adjustment to reflect share of EBITDAre of partially owned entities	—	519	592	615	250	1,726	1,664
NAREIT EBITDAre	$94,622	$90,607	$69,146	$48,146	$55,834	$302,521	$249,524
Adjustments:
Acquisition, litigation and other expenses, excluding 2018 RSU modification expense(a)	10,377	3,780	17,964	8,493	(834)	40,614	1,893
Bridge loan commitment fees	—	—	2,665	—	—	2,665	—
Loss (gain) from investments in partially owned entities	—	165	68	(122)	745	111	1,069
Gain from sale of partially owned entities	—	(4,297)	—	—	—	(4,297)	—
Asset impairment	—	—	930	12,555	—	13,485	747
(Gain) loss on foreign currency exchange	(76)	43	83	(60)	43	(10)	(2,882)
Stock-based compensation expense	3,699	3,372	3,185	2,639	2,429	12,895	10,683
Loss on debt extinguishment, modifications and termination of derivative instruments	—	—	—	—	26,174	—	47,559
Loss (gain) on real estate and other asset disposals	464	218	168	20	534	870	(152)
Reduction in EBITDAre from partially owned entities	—	(519)	(592)	(615)	(250)	(1,726)	(1,664)
Core EBITDA	$109,086	$93,369	$93,617	$71,056	$84,675	$367,128	$306,777

(a)
Refer to Acquisition, Litigation and Other summary for further details. The 2018 total excludes the $2.1 million RSU modification charge that is included within the Acquisition, litigation and other financial statement line item, thus amounts do not tie in total.

Revenue and Contribution by Segment
(In thousands - unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Segment revenues:
Warehouse	$383,778	$305,458	$1,377,217	$1,176,912
Third-party managed	64,442	66,852	252,939	259,034
Transportation	35,571	41,363	144,844	158,790
Other	2,193	2,144	8,705	8,899
Total revenues	485,984	415,817	1,783,705	1,603,635

Segment contribution:
Warehouse	129,547	100,491	447,591	374,534
Third-party managed	3,115	3,571	11,761	14,760
Transportation	4,865	4,407	18,067	15,735
Other	227	209	838	620
Total segment contribution	137,754	108,678	478,257	405,649

Reconciling items:
Depreciation, depletion and amortization	(47,750)	(29,792)	(163,348)	(117,653)
Selling, general and administrative expense	(33,048)	(27,646)	(129,310)	(110,825)
Acquisition, litigation and other	(10,377)	832	(40,614)	(3,935)
Impairment of long-lived assets	—	—	(13,485)	(747)
(Loss) gain from sale of real estate	—	(901)	(34)	7,471
Interest expense	(23,827)	(23,054)	(94,408)	(93,312)
Interest income	1,080	1,387	6,286	3,996
Bridge loan commitment fees	—	—	(2,665)	—
Loss on debt extinguishment, modifications and termination of derivative instruments	—	(26,174)	—	(47,559)
Foreign currency exchange gain (loss)	76	(43)	10	2,882
Other expense, net	(863)	(717)	(1,870)	(532)
Loss from investments in partially owned entities	—	(745)	(111)	(1,069)
Gain from sale of partially owned entities	—	—	4,297	—
Income before income tax benefit	$23,045	$1,825	$43,005	$44,366
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
We also operate a limestone quarry on the land we own around our Carthage, Missouri warehouse, which contains substantial limestone deposits. We do not view the operation of the quarry as an integral part of our business.

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.

We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-real estate asset impairment, acquisition, litigation and other expenses, excluding 2018 RSU modification expense, share-based compensation expense, IPO grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments, foreign currency exchange gain or loss, gain from sale of partially owned entities, excise tax settlement and Alternative Minimum Tax receivable from TCJA. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.

We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation, depletion or amortization (including in respect of the China JV), and recurring maintenance capital expenditures. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation, depletion and amortization, gains or losses on disposition of depreciated property, including gains or losses on change of control, impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustment to reflect share of EBITDAre of unconsolidated affiliates. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as EBITDAre further adjusted for impairment charges on intangible and long-lived assets, gain or loss on depreciable real property asset disposals, acquisition, litigation and other expenses, bridge loan commitment fees, loss on debt extinguishment and modifications, share-based compensation expense, foreign currency exchange gain or loss, loss on partially owned entities, gain on sale of partially owned entities, impairment of partially owned entities, and multi-employer pension plan withdrawal expense. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:

•	these measures do not reflect our historical or future cash requirements for recurring maintenance capital expenditures or growth and expansion capital expenditures;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	these measures do not reflect our tax expense or the cash requirements to pay our taxes; and

•
although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 of our financial supplement reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.